Exhibit 10.19

TALENT CONTRACT

Gordon Ramsay x Borealis Foods

This Talent Contract (the “Agreement”) is made and entered into this 1st day of April 2023 (“Effective Date”) by and between:

(1)	Humble Pie Media Limited (“HPML”) for the services of Gordon Ramsay and support team, with a registered address of [*****] (collectively, “Talent”); and

(2)	Borealis Foods Inc. (“Company”), with a registered address of with a principal place of business at 1540 Cornwall Rd., Suite 104, Oakville, Ontario L6J 7W5;

in connection with promotion of the Company’s high protein ramen noodle brand, Chef Woo (the “Product”).

Each individually referred to as the “Party” and jointly as the “Parties”, which have agreed as follows:

Background

Company wishes to engage Talent to provide certain services in connection with Talent’s participation and promotion of the brand, Chef Woo a n d Talent wishes and has agreed to accept such Engagement and perform the services in accordance with the terms and conditions specified in this Agreement. All services provided by Talent under this Agreement are for the benefit of the Company. The Parties have agreed that the terms and conditions of Talent’s engagement shall be governed by the provisions of this Agreement.

1. Term: The Term of this Agreement shall begin as of the Effective Date first set forth above and continue for a period of [*****] months subject always to the provisions of Clause 13. No less than [*****] days prior to the end of the Term, the parties shall discuss in good faith the extension of this Agreement.

2. Usage Period. For each Proceed (as defined in Appendix A) the usage period unless otherwise agreed shall be [*****] consecutive months from the date of First Public Release of such Proceed (the “Usage Period”). For each Proceed, “First Public Release” shall mean the date on which such Proceed is posted, published, or otherwise first publicly shared. For sake of clarity, the Usage Period shall survive termination of this Agreement.

3. Services. During the Term, Talent agrees to render services for Company in connection with Company’s Product, specifically as set forth in the enclosed Statement of Work (Appendix A.) (the “Services”). Talent represents and warrants that the Services provided hereunder shall be performed in a workmanlike manner and with professional diligence and skill. All creative material details will be mutually agreed upon in advance.

4. Company Product. Chef Woo products.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

5. Co-Branded Products. The Talent shall assist in the development of new Chef Woo products and flavors, co-branded with the Talent (“Co-Branded Products”) as further set forth in Schedule A. Co-Branded Products shall be approved in advance by Talent before exploitation and may only be exploited under the approved GR Branding as set forth in Schedule A. For sake of clarity, production and sale of the Co-Branded Products shall survive termination of this Agreement save where termination is for breach by Company. Similarly, as set forth in Section 10 below, remuneration of the sale of the Co-Branded Products shall survive termination of this Agreement.

6. Territory. Global.

7. Name, Likeness and Voice. During the Usage Period, and solely in connection with the Proceeds created hereunder and as defined below, Company shall have the right to use Talent’s pre-approved name, likeness, and voice (collectively, “Talent’s Likeness”) solely on Company’s media content to include video content, photography and social media posts on Company’s owned and operated official social media channels, provided such use shall be pre-approved in writing by Talent as per the Approvals section in this Agreement.

Talent in no way grants, or purports to grant to Company, or any other party, any rights or uses of any names, logos, trademarks, service marks, etc. owned and/or controlled by any third party. In the event Company or any other related party desires to use any third-party intellectual property, it is hereby agreed that said party shall first obtain written permission from the owner of said third party intellectual property for such use and shall indemnify Talent for any failure to do so and/or any other Claims (as defined below) arising out of or in connection with any use of materials not owned and/or controlled by Talent.

All rights in and to Talent’s Likeness that are not expressly licensed in this Agreement are reserved to Talent.

8. Approvals. Each party shall have the right to review and approve any and all promotional materials and assets written and/or produced by the other party created within the scope of the Services or otherwise solely subject to this Agreement (i.e., original photographs, videos, copy, verbiage, written captions, links, etc.) including any and all materials that contain Talent’s Likeness (collectively, the “Proceeds”) before it is posted, published, or otherwise first publicly shared, as per the schedule contained in Appendix A. The parties will not post, publish, or share the Proceeds until approved by all parties save that Company shall provide Talent with creative, messaging points, tags, hashtags, and social media directives for Talent’s review and approval, no later than [*****] business days prior to scheduled dates for rendering Services and Talent may generate posts within that criteria organically and without specific approval for each post.

Co-Branded Products may only be exploited after final approval by Talent as to quality branding and packaging.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

9. Intellectual Property Rights. Talent acknowledges that all Proceeds (including all original ideas in connection therewith and any physical materials created by or on behalf of Talent) shall be “work made for hire” for Company and Company shall be the author and copyright owner thereof for all purposes in perpetuity. Company shall solely and exclusively own in perpetuity, all rights of every kind and nature whether now or hereafter created in and in connection with the Proceeds, including: (a) the copyright and all rights of copyright; (b) all trademarks (excluding any Talent owned or created trademarks) and any and all other ownership and exploitation rights now or hereafter recognized in any territory; and (c) all rights generally known as “moral rights.” If the foregoing does not fully vest in Company all rights of every kind and nature in the Services and the Products throughout the world in perpetuity, then Talent hereby irrevocably grant and assign to Company all rights not so vested (and so far as may be appropriate by way of immediate assignment of future copyright) throughout the universe in perpetuity, including renewal and extension periods, if any, whether now or hereafter known or created, free from all restrictions and limitations. Without limiting the foregoing, the Talent hereby waives the benefit of any moral rights or similar laws. Talent hereby irrevocably appoints Company as its attorney-in-fact with full power to execute, acknowledge, deliver and record in the U.S. Copyright Office or Parent and Trademark Office or elsewhere any and all such documents the Talent fails to execute, acknowledge and deliver within [*****] business days after Company’s request therefor. Upon request, Company shall provide Talent with copies of any such documents.

10. Fee & Payment Terms.

In consideration of the rights granted to Company, Company shall pay to Talent the following:

Breakdown of Fee:

●	Service Fee: For the Services rendered hereunder, Company shall pay to Talent a fee of [*****] during each year of the Term (the “Service Fee”).

●	Equity: In addition to the Service Fee, as a one-time additional incentive for the Talent to enter into this Agreement, Company shall grant to the Talent equity in the Company equivalent to [*****]. The equity will vest immediately upon execution of this Agreement. Equity to Talent shall be made to Talent’s designated accounts at Talent’s discretion. For year [*****] and beyond, the parties will negotiate in good faith further equity/stock to be granted to Talent, pursuant to the Company’s new Stock Option Plan to be created at a future date.

●	Royalty: Company shall account and pay to Talent royalties with respect to any Co-Branded Products as follows: [*****] of the Net Income of any Co-Branded Product OR [*****] of the Net Revenue of Co-Branded Products, whichever is greater Net Income, shall be calculated as Net Revenues less cost of goods sold, distribution costs. Net Revenue shall be calculated as total invoiced sales, less any sales discounts (sales discounts may include but are not limited to sales promotions, rebates, coupon, early payment terms, slotting fees, allowance for damaged or returned items and off-invoice discounts). For sake of clarity no royalty shall be paid on any sales involving unpaid Company invoices or disputes as to payment to the Company.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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Company to provide detailed accounting of royalties at the request of Talent. All payments shall be reconciled and paid quarterly to Talent, within thirty days of the end of each calendar quarter. Once per calendar year, during the term and after termination so long as the Talent is collecting Royalties hereunder, Talent shall have the right to audit, or have an agent, accountant or other representative audit such books, records and supporting data upon [*****] days notice. Any audit shall be at Talent’s expense. This obligation shall survive termination of this Agreement.

●	Payment Terms: The Service Fee shall be payable by Company to Talent as follows: a first payment of [*****] shall be due upon execution of this Agreement; thereafter, Company shall pay [*****] on the [*****] anniversary of this Agreement and the [*****] month anniversary hereof. During years [*****] and [*****], the Company shall pay [*****] each [*****] day, starting on the [*****] day after the [*****] year anniversary hereof.

●	Renewal: Upon renewal of this Agreement, the Service Fee shall be [*****] for the [*****] year and each year thereafter. Renewal shall be paid annually as set forth above. Talent shall have option to draw full payment or partial payment in combination with cash, stock options or the equivalent.

11. Expenses. Company to provide and pay for all pre-approved necessary materials, travel and hotel accommodation for Talent and Talent’s traveling party (if applicable) on top of the Service Fee. Company to cover at Company’s sole cost and expense the cost of development of the Co-Branded Products including costs of Talent’s team including a development chef, cost of materials and ingredients. All reimbursable expenses under this Section must be pre-approved in writing (including email).

12. Indemnification by Company. Company agrees to protect, save, defend, indemnify, and hold harmless Talent, and each of their assigns, heirs, agents, representatives, affiliates, subsidiaries, parent entities, shareholder, and employees from and against any and all expenses, damages, claims, suits, actions, judgments, demands, liabilities, debts, damages, and/or costs whatsoever, including attorneys’ fees, arising out of, and/or in any way connected with, any injury, claim, and/or action arising out of (i) any material inaccuracy or misrepresentation by Company in this Agreement; (ii) any material breach of this Agreement by Company; (iii) any actual or alleged breach by Company or any of its affiliates of statutory or regulatory obligation; (iv) any actual or alleged infringement by Company or any of its affiliates of the trademarks, copyrights, design rights, personal or proprietary rights of any third party; and (v) Company’s recklessness or intentional misconduct with respect to the promotion, advertising or marketing of the Company or the Company’s services and products including but not limited to claims for deceptive advertising or false claims. This indemnification provision shall survive the termination and/or expiration of this Agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

13. Indemnification by Talent. Talent agrees to protect, save, defend, indemnify, and hold harmless the Company and each of its assigns, heirs, agents, representatives, affiliates, subsidiaries, parent entities, shareholder, and employees from and against any and all expenses, damages, claims, suits, actions, judgments, demands, liabilities, debts, damages, and/or costs whatsoever, including attorneys’ fees, arising out of, and/or in any way connected with, any injury, claim, and/or action from a third party arising of the Talent’s recklessness or intentional misconduct with respect to the promotion, advertising or marketing of the Company or the Company’s products. This indemnification provision shall survive the termination and/or expiration of this Agreement.

14. Termination.

a) Termination for Cause. Either party shall have the right, at their option, to terminate this Agreement following written notice and [*****] days opportunity to cure in the event that:

1. Either party fails, neglects or refuses to fully perform any of the material obligations to be performed hereunder;

2. Either party materially breaches the terms of this Agreement or any of the warranties or representations made herein.

b) Negative Publicity. In the event that the Talent has committed, or shall commit, any act, or have been, or become involved in, any situation or occurrence which brings Talent into public dispute, contempt, scandal or reflects unfavorably upon Company or its reputation, is arrested for a felony, then Company shall have the right to immediately terminate this Agreement for cause.

c) Disability. If Talent should fail to fulfill Talent’s obligations hereunder for [*****] consecutive days or an aggregate of [*****] days, due to illness, disability, injury or accident, then Company may, in its sole discretion and option terminate this Agreement.

15. Press. Any press release or statement regarding this Agreement, the Services or the Products will be mutually approved by the parties in advance. If there is any negative press comment or statement at any time Company shall notify Talent and work with Talent’s PR team to deal with.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

16. No Public Disparagement. Company will at no time, including following expiration or termination of the Term, publicly disparage the Talent, or its employees, agents, officers or representatives, or their respective associations with the Company, the Company’s Products, or others connected or affiliated with the Talent. Similarly, the Talent will at no time, including following expiration or termination of the Term, publicly disparage the Company, the Company Products, or its affiliated entities and their respective employees, agents, officers or representatives.

17. Exclusivity. Talent shall not render any services similar to the Services or grant any rights similar to those granted herein during the Term and for a period of twelve months after termination of the Agreement (“Restrictive Period”) to any other noodle brand or endorse or promote any other noodle brand, For the sake of clarity, Talent may not promote or partner with any other noodle brand, whether in a paid or unpaid capacity (including without limitation by retweeting any Tweets of a noodle brand) during the Restrictive Period.

18. Confidentiality.

a.	Maintain Confidentiality. Talent hereby acknowledges that, based their past or current relationship with Company, they have had access to and become acquainted with the Confidential Information (as defined below). Talent hereby covenants and agrees that he shall not, in any fashion, from or manner, unless previously and specifically consented to in writing by the Company, either directly or indirectly use, divulge, transmit or otherwise disclose or cause to be used, divulged, transmitted otherwise disclosed to any person, firm, partnership, corporation or other entity now existing or hereafter created, in any manner whatsoever (other than as required by law), any of Company’s Confidential Information of any kind, nature or description. Talent hereby further acknowledges and agrees that the sale or unauthorized use, transmission or other disclosure of any of Company’s Confidential Information which is in his possession constitutes unfair competition and Talent covenants and agrees that he shall not engage in any unfair competition with Company.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

b.	Definition of Confidential Information. “Confidential Information” shall mean any information, matter or thing which, as to the business of Company, is of a secret, confidential or private nature and which is connected with the methods of operation of the business Company. Confidential Information shall include: (i) business matters known or available only to management, such as (A) information concerning customers, vendors and suppliers; (B) any arrangements or contracts that Company has or may had with such parties; (C) the marketing methods, plans and/or strategies of Company for business development; and (D) the terms of any contracts or agreements Company has entered into; and (ii) other matters including, but not limited to, product information, trade secrets, know-how, formulae, recipes, innovations, inventions, technologies, devices, discoveries, techniques, processes, methods, specifications, designs, compilation of information, test results and research and/or development projects undertaken Company. Confidential Information shall not include any information in the public domain, provided, however, specific information shall not be deemed to be in the public domain merely because it is encompassed by some general information that Is published or in the public domain.

c.	Securities Law Restrictions. Talent acknowledges that: (a) the Confidential Information may contain material non-public information concerning the business of the Company; (b) Talent is aware of the restrictions imposed by Canadian and U.S. federal, state and provincial securities laws, and the rules and regulations thereunder, on persons in possession of material non-public information; and (c) Talent will not (and Talent will instruct its representatives to not), directly or indirectly, use or allow any other person to use, any Confidential Information that, if disclosed, would constitute material non-public information relating to the Company in contravention of any such laws, rules or regulations.

d.	Obligations Survive Agreement. The obligations under this Section shall survive the expiration or termination of this Agreement for a period of [*****] years.

19. Governing Law. This Agreement shall be governed by the laws of the State of New York.

20. Arbitration. In the event of a dispute that cannot be resolved by the executives of the parties within [*****] days, then the dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration will be held in New York, NY. All such arbitrations shall be carried out by a single arbitrator, if the parties can agree upon one, otherwise by a panel of three (3) arbitrators, one of which is to be chosen by each party and the third of which is to be chosen by the two (2) arbitrators so appointed. The decision of the arbitrator(s) shall be in writing, stating the reasons for the award, shall be final and binding on the parties to the arbitration and no appeal shall be taken from any determination unless the determination contains an error of law, which results in a determination that is patently unreasonable. Notwithstanding the foregoing, neither party shall be precluded from seeking equitable relief, and may invoke the jurisdiction of any competent court, to remedy or prevent violation of any provision relating to Confidential Information or the intellectual property rights.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

21. Force Majeure. If any of the obligations of any of the parties is hindered or prevented, in whole or in substantial part, because of a Force Majeure Event (as hereinafter defined), both parties shall negotiate in good faith regarding the replacement of the lost Services. If a mutually agreeable replacement of the lost Services is not reached, the appropriate pro-rata share of the Services Fee that has not been earned will be returned to Company and each party will have no further obligation to the other. A “Force Majeure Event” shall mean causes beyond the control of the parties including but not limited to: an act of God, fire, floods, labor dispute, riot or civil commotion, act of public enemy, terror, or war, governmental act, regulation or rule, or other reason beyond the control of the parties that is generally regarded as force majeure.

22. Notices. All notices provided under this agreement shall be sent via e-mail to the addresses set forth below:

Company:	Talent: [*****]
Borealis foods Inc.	Email: [*****]
1540 Cornwall Rd., Suite 104	Or such other person nominated by Talent
Oakville, ON L6J 7W5

Attn: Reza Soltansadeh, President	with a copy to
Email: [*****]

[*****]
With a copy to:	Email: [*****]
Phone: +[*****]

[*****]	and to
[*****]
[*****]
Email: [*****] Phone: +[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the Effective Date.

Signed by
Signed by	Borealis
Talent:	Foods, Inc:

Date: _____________________	Date: _____________________

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]

Appendix A

Statement of Work

[*****]

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

[*****]